Nicor Inc.
Form 10-K
Exhibit 21.01

NICOR INC.
Subsidiary Listing
December 31, 2009

Subsidiary	Jurisdiction
Northern Illinois Gas Company (doing business as Nicor Gas Company)	IL
Nicor Enerchange, L.L.C.	IL
Birdsall, Inc.	FL